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                                                                   Exhibit 10.12

                                 LEASE AGREEMENT

     This Lease Agreement (the "Lease") is made and entered into as of the _____ day of November, 1999, by and between TEAS II, LLC ("Landlord") and LONGVIEW ROADHOUSE, LLC ("Tenant").

            Landlord and Tenant previously entered into a Lease Agreement dated July 14, 1999 (the "Prior Lease"). Landlord and Tenant hereby wish to terminate the Prior Lease and enter into this Lease upon the terms and conditions set forth herein.

                                    ARTICLE I

                                 GRANT OF LEASE

     1.1 GRANT OF LEASE. Landlord hereby demises and leases to Tenant, and Tenant hereby leases and accepts from Landlord, those certain "Premises" described on EXHIBIT "A" attached hereto, located in Longview, Texas.

                                   ARTICLE II

                                      TERM

     2.1 TERM. The initial term (the "Initial Term") of this Lease shall commence as of the date hereof (the "Commencement Date") and shall end fifteen years from the date hereof (the "Termination Date"). Upon written notice to Landlord given at least ninety (90) days prior to the Termination Date, and subject to the provisions of Article III, Tenant shall have the right to renew this Lease on at least as favorable terms as contained herein for an additional five (5) year term (the "First Renewal Term"). Upon written notice to the Landlord given at least ninety (90) days prior to the termination of the First Renewal Term, and subject to the provisions of Article III, Tenant shall have the right to renew this Lease on at least as favorable terms as contained herein for a second additional term of five (5) years (the "Second Renewal Term").

     2.2 ACCEPTANCE OF PREMISES. Tenant hereby accepts the Premises for occupancy in its current "as is" condition and acknowledged that the Premises are satisfactory and in conformity with the provisions of this Lease.

     2.3 TIME OF RENTAL PAYMENTS. The first rentals due under this Lease shall be payable in advance for any partial calendar month of occupancy on a prorated basis and thereafter on the first day of each calendar month in advance. Rental for a final partial calendar month of the Lease shall also be prorated.

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                                   ARTICLE III

                                RENT AND REBATES

     3.1 BASE RENT. Tenant shall pay to Landlord, as minimum guaranteed rental (the "Base Rent") during the Initial Term the following amounts:

            (a) YEARS ONE (1) THROUGH FIVE (5). Commencing on the first (1st) day of the commencement of the Initial Term of this Lease, the annual Base Rent shall be an amount equal to 110% of the total first month's payment (the "Initial Loan Payment") for all loans obtained by Landlord for the purpose of the purchase of real estate and construction of the Premises (the "Loans"). For the purposes of determining the Base Rent, the amount of the Initial Loan Payment shall be determined by assuming level monthly payments over a twenty year period.

            (b) YEARS SIX (6) THROUGH TEN (10). Base Rent shall be increased by 5% at the beginning of the sixth year of the Initial Term.

            (c) YEARS ELEVEN (11) THROUGH FIFTEEN (15). Commencing at the beginning of the eleventh year of the Initial Term, and continuing through the last day of the Initial Term hereof, the annual Base Rent shall be an amount equal to the annual Base Rent during first year of the Initial Term, increased by an amount equal to the increase in the cost of living from three (3) months prior to the Commencement Date of this Lease until three (3) months prior to the end of tenth year of the Initial Term hereof, as reflected in the Consumer Price Index For All Items and Major Group Figures For All Urban Consumers published by the Bureau of Labor Statistics, US Department of Labor ("Index"), payable by Tenant to Landlord in equal monthly installments. Notwithstanding the foregoing, the maximum increase in the rent between the Commencement Date and the eleventh year of the Initial Term shall not exceed 20%.

            (d) YEARS SIXTEEN (16) THROUGH TWENTY (20). Commencing on the first (1st) day of the First Renewal Term hereof and continuing through the last day of the First Renewal Term hereof, the annual Base Rent shall be an amount equal to the annual Base Rent during the last year of the Initial Term, increased by an amount equal to the increase in the cost of living from three
(3) months prior to the beginning of the eleventh year of the Initial Term until three (3) months prior to the end of the Initial Term, as reflected in the Index, payable by Tenant to Landlord in equal monthly installments. Notwithstanding the foregoing, the maximum increase in the rent between the eleventh year of the Initial Term and the first year of the First Renewal Term shall not exceed 10%.

            (e) YEARS TWENTY-ONE (21) THROUGH TWENTY-FIVE (25). Commencing on the first (1st) day of the Second Renewal Term hereof and continuing through the last day of the Second Renewal Term hereof, the annual Base Rent shall be an amount equal to the annual Base Rent during the First Renewal Term, increased by an amount equal to the increase in the cost of living from three (3) months prior to the date of commencement of the First Renewal Term until three (3) months prior to the end of the First Renewal Term, as reflected in the Index, payable by Tenant to Landlord in equal monthly installments. Notwithstanding the foregoing, the maximum

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increase in the rent between the beginning of the First Renewal Term and the beginning of the Second Renewal Term shall not exceed 10%.

            (f) SUCCESSOR INDEX. If there is no Consumer Price Index for All Items and Major Group Figures For All Urban Consumers published by the Bureau of Labor Statistics, US Department of Labor, at the times referred to above, then the most-nearly comparable successor, or if no successor exists, then the most reasonably comparable other index then being published, shall constitute, and be used as, the "Index" for purposes of this Lease.

     3.2 ADDITIONAL RENT. During the Initial Term and any additional Renewal Terms of this Lease, Tenant shall also pay to Landlord Additional Rent as provided in Article VI. Additional Rent shall be payable as provided in Article 6.1(b).

     3.3 PARTIAL MONTH. If Tenant occupies the Premises for less than an entire month, Base Rent shall be prorated by multiplying the Base Rent amount by the percentage determined by dividing the number of days of the month Tenant is in possession of the Premises by the total number of days in the calendar month.

     3.4 REBATES. Unless and until Tenant is acquired by a Texas Roadhouse entity that is going public or a Texas Roadhouse entity with shares publicly traded, at which such time payments made by Landlord to Tenant pursuant to this
Section 3.4 shall cease, Landlord shall pay to Tenant as a rebate (the "Rebate") 40% of the amount by which the Base Rent (less expenses incurred by Landlord in connection with management of the Premises) exceeds the actual aggregate monthly payments due under the Loans (the "Actual Loan Payments") for each month. Such Rebates shall be paid by Landlord to Tenant in monthly installments due on the 15th calendar day of each month. For the purposes of this Section 3.4, if Landlord enters into any refinancing arrangement, the Actual Loan Payments shall not include any amount borrowed in excess of the outstanding principal balance of the Loans prior to refinancing.

                                   ARTICLE IV

                           INSURANCE; INDEMNIFICATION

     4.1 FIRE AND HAZARD INSURANCE. Tenant, at Tenant's expense, shall obtain and keep in force at all times during the Term of this Lease, or any Renewal Terms, one or more policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof. Such policies shall provide protection against all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief and special extended perils (all risks) and shall name Landlord as an additional insured. To the extent reasonably possible, Tenant shall increase such insurance from time to time during the Term, or any Renewal Terms, to include such additional risks or greater coverage of the risks set forth above as may be reasonably required by Landlord's lenders.

     4.2 LIABILITY INSURANCE. Tenant, at Tenant's expense, shall obtain and keep in force at all times during the Term of this Lease, or any Renewal Terms, one or more insurance policies of

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comprehensive public liability insurance insuring Landlord and Tenant against all liability arising out of the ownership, use, occupancy, or maintenance of the Premises, with policy limits of not less than $5,000,000.00 with respect to injuries to, or death of, any persons on the Premises, or occurrences of any property damage to third parties caused on the Premises, whether or not caused by any of Tenant's employees, agents, representatives, guests or invitees.

     4.3 OTHER INSURANCE. Tenant shall be responsible for obtaining, at Tenant's expense, any business interruption insurance and insurance on the equipment, inventory, merchandise, supplies and other property of Tenant on or about the Premises as Tenant may deem advisable and, in all events, shall include, without limitation, specific endorsements for full reimbursement of Rent in the event of any such business interruption. Tenant, on its behalf and on its insurers' behalf, hereby expressly waives any and all claims against Landlord for loss or damage to Tenant's equipment, inventory, merchandise, supplies and other property on or about the Premises due to fire, explosion, windstorm, or any other casualty, or due to any other cause whatsoever, regardless whether Tenant has procured insurance thereon and regardless of the cause of such loss or damage, except as expressly provided in Section 7.2 below.

     4.4 CERTIFICATES OF INSURANCE. Tenant shall deliver to Landlord copies of the insurance policies required under Sections 4.1 and 4.2 hereof or certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after 10 days' prior written notice to Landlord. Tenant shall, within 10 days prior to the expiration of any policy, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand of Landlord or the applicable insurance company.

     4.5 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any and all rights of recovery against the other, or against the partners, officers, managers, members, directors, employees, agents and representatives of the other, for loss or damage to such waiving party or its property or the property of others under its control, to the extent such damage or destruction is insured against under any insurance policies in force at the time of such loss or damage. The provisions of this Section 4.5 shall be effective during the Term for so long as such provisions do not prohibit securing insurance coverage from responsible insurance companies by either party after a good faith effort. Landlord and Tenant shall give notice to applicable insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease and attempt in good faith to cause its insurance policies with respect to the Premises, and the property contained therein, to be endorsed to permit the foregoing waiver of subrogation.

     4.6 INDEMNIFICATION. Tenant shall indemnify Landlord and save and hold Landlord harmless from and against any and all claims, actions, damages, liabilities, and expenses in connection with loss of life, personal injury and/or damage to property arising from, out of, or in connection with the occupancy or use by Tenant of the Premises or any part thereof; PROVIDED, HOWEVER, that this indemnification by Tenant shall not extend to acts of negligence of Landlord, or Landlord's officers, managers, members, directors, partners, employees, agents, or

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representatives, or to events or accidents which occur as a result of Landlord's failure to perform its obligations under this Lease. In the event Landlord shall, without any fault on its part, be made a party to any litigation commenced by or against Tenant, or against Landlord as a result of any action or inaction by Tenant in connection with the Premises, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorneys fees incurred or paid by Landlord in connection with such litigation.

                                    ARTICLE V

                 UTILITIES; MAINTENANCE, ALTERATIONS AND REPAIRS

     5.1 UTILITIES. Tenant shall timely pay for all heat, water, sewer service, gas, electricity, telephone and other utilities and services used in or about the Premises, and all such utilities and services, as applicable, shall be metered to the Premises in Tenant's name.

     5.2    MAINTENANCE AND REPAIRS.

            (a) TENANT'S GENERAL OBLIGATION TO MAINTAIN. Except as set forth in Article XIV, Tenant, at Tenant's expense, shall maintain the Premises and all additions thereto and improvements thereof in good repair and condition throughout the Term and shall yield up the Premises upon the expiration or sooner termination of this Lease in broom clean condition and in as good and tenantable condition as the Premises were in at the beginning of the Term or at the time later added to the Premises, as the case may be, normal wear and tear excepted.

            (b) SPECIFIC MAINTENANCE OBLIGATIONS OF TENANT. In furtherance of, and not by way of limitation of, Tenant's obligations under Section 5.2(a) hereof, Tenant, at Tenant's expense, shall be responsible for all repairs, replacements and maintenance required with respect to the Premises, including, but not limited to, the repair and/or replacement of (i) any burst, stopped or leaking water, gas, sewer or other pipes or plumbing fixtures or equipment,
(ii) any dysfunctional or malfunctioning lighting, electrical, or heating, ventilation and air conditioning components, circuits, facilities or systems,
(iii) any fences, parking areas, sidewalks, driveways, landscaping and signs,
(iv) any sprinklers or other fire or smoke alarm or control devices and (v) any foundations, structural components, exterior or interior walls and surfaces, roofs, gutters, downspouts, ceilings, windows and doors.

            (c) WAIVER OF LANDLORD LIABILITY. Landlord shall not be responsible or liable to Tenant for any loss or damage resulting from any cause whatsoever, including, but not limited to, any loss or damage from any burst, stopped or leaking water, gas, sewer or other pipes or plumbing fixtures or equipment, or from any failure of or defect in any lighting, electrical, or heating, ventilation and air conditioning components, circuits, facilities or systems.

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     5.3    ALTERATIONS BY TENANT.

            (a) NONSTRUCTURAL INTERIOR ALTERATIONS. Without obtaining Landlord's consent, Tenant, at Tenant's expense, may during the Term of this Lease, or any Renewal Term, make any interior alterations, additions, or improvements to the Premises that do not affect the structural components of any building or other improvement. Any such interior alteration, addition, or improvement shall be made in a first class workmanship manner, and in accordance with all valid requirements of municipal or other governmental authorities.

            (b) STRUCTURAL ALTERATIONS. Tenant shall not make any structural additions or other alterations to, nor remove or demolish, any building or other improvement constituting a part of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld.

            (c) ALTERATIONS BECOME PART OF PREMISES. Tenant agrees that any improvements or alterations to the Premises shall immediately become the property of the Landlord and shall remain upon the Premises.

     5.4 MECHANICS OR MATERIALMEN'S LIENS. Tenant shall not allow any mechanic's, materialman's, or other liens to be filed against any part or all of the Premises as a result of any act or omission by Tenant, provided however, Tenant may contest, by appropriate proceedings, the amount, validity or application of any mechanic's, materialman's, or other lien filed against any part or all of the Premises so long as (i) no part of the Premises would be subject to loss, sale or forfeiture before determination of such contest, (ii) Landlord is not subject to any criminal penalty as a result of the failure to pay such lien, and (iii) Tenant conducts all such contests, at Tenant's expense, with due diligence and in good faith.

     5.5 SIGNS AND OTHER TRADE FIXTURES. Tenant may install on the Premises any and all racks, counters, tables, shelves, signage, and other trade fixtures and equipment that might be necessary or desirable to the Tenant's use of the Premises for permitted purposes (collectively, the "Trade Fixtures"). All such Trade Fixtures shall be the property of Tenant, and, so long as Tenant is not in default under this Lease, Tenant shall have the right to remove all or any part of the Trade Fixtures from the Premises at any time during, or upon the expiration or sooner termination of, the Term; provided, however, that Tenant shall repair, or reimburse Landlord for the full costs of repairing, any damage to the Premises resulting from the installation or removal of such Trade Fixtures. It is specifically understood and agreed that all trademarks, trade names, service marks, signs, and other marks of identification used by Tenant in Tenant's business shall remain the exclusive property of Tenant, and Landlord shall have no right, title, or interest in or to any of such trademarks, trade names, service marks, signs, or other marks of identification.

     5.6 LANDLORD'S RIGHT OF ENTRY. Landlord and Landlord's employees and agent shall have the right to enter the Premises during reasonable hours and upon reasonable notice to Tenant (or at any time with or without notice in the event of any emergency) in order to (i) examine the Premises, or (ii) make such repairs and alterations as may be necessary for the

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safety and preservation of the improvements on the Premises (the cost of which repairs and alterations shall be borne by Tenant), but without any obligations to make any such repairs.

                                   ARTICLE VI

                                      TAXES

     6.1    ADDITIONAL RENT FOR REAL PROPERTY TAXES.

            (a) TENANT OBLIGATION TO PAY REAL PROPERTY TAXES. As Additional Rent, Tenant shall pay all Real Property Taxes (as defined below) applicable to the Premises during the Term, or any Renewal Term, commencing with those due and payable in calendar year 1999; provided, however, that the Real Property Taxes for any year that are payable by Tenant shall be subject to a prorata adjustment based upon the number of days of said year during which the Premises are leased to Tenant. For all purposes of this Lease, the term "Real Property Taxes" shall include any form of assessment, licensing, commercial rental tax, levy, penalty, ad valorem tax, or other tax (other than income, inheritance and estate taxes) imposed upon Landlord with respect to the Premises, or otherwise against or with respect to the Premises, by any authority having the direct or indirect power to tax, including any city, county, state or federal Government, and any school, agricultural or other improvement district.

            (b) NOTICE AND PAYMENT. Following receipt by Landlord of the then current bills for Real Property Taxes due and payable in 1999 or later years during the Term, or any Renewal Term, Landlord shall forward a copy thereof to Tenant. Within 30 days after receipt of such notice from Landlord, Tenant shall pay to Landlord any amount properly stated therein to be due (subject, however, to the prorata adjustment for any partial year within the Term, or any Renewal Term, as provided for under Section 6.1(a)).

     6.2 PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency, all taxes assessed against or with respect to any Trade Fixtures, furnishings, equipment, or other personal property contained in the Premises. Any such taxes payable by Landlord shall be treated and included as Real Property Taxes, and shall be subject to the provisions of Section 6.1.

     6.3 INCOME TAXES. Nothing in this Lease shall be construed as requiring Tenant to pay (i) any municipal, state or Federal income taxes assessed against Landlord, (ii) any municipal, state, or Federal capital, levy, estate, succession, inheritance, or transfer taxes of Landlord, or (iii) any corporate franchise taxes imposed upon any corporate owner of the Premises.

                                   ARTICLE VII

                          INJURY TO PERSON OR PROPERTY

     7.1 INDEMNITY BY TENANT. Tenant shall indemnify and hold harmless Landlord for every demand, claim, cause of action, judgment, expense (including court costs and attorney

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fees), loss or damages resulting from any injury or damage to the person or property of Landlord where the injury or damage is caused by the negligence or misconduct of Tenant, its agents, employees or members, or any other person entering the Premises under express or implied invitation of Tenant, or that results from Tenant's violation of laws, ordinances or governmental orders of any kind.

     7.2 INDEMNITY BY LANDLORD. Landlord shall indemnify and hold harmless Tenant for every demand, claim, cause of action, judgment, expense (including court costs and attorney fees), loss or damages resulting from any injury or damage to the person or property of Tenant where the injury or damage is caused by the negligence or misconduct of Landlord, its agents, employees or members, or any other person entering the Premises under express or implied invitation of Landlord, or that results from Landlord's violation of laws, ordinances or governmental orders of any kind.

                                  ARTICLE VIII

                            ASSIGNMENT AND SUBLETTING

     8.1 ASSIGNMENT. This Lease may be assigned, pledged, mortgaged, encumbered or transferred by either party to another party.

     8.2 SUBLETTING. Tenant may sublet all or any part of the Premises without Landlord's consent.

     8.3 TENANT'S OBLIGATION SHALL CONTINUE. Any assignment or subletting that is permitted under this Article VIII shall in no way release or relieve Tenant of its obligations under this Lease.

                                   ARTICLE IX

                                    SURRENDER

     9.1 SURRENDER. Upon termination of this Lease, Tenant shall surrender to Landlord the Premises in substantially the same condition as Tenant was bound to maintain under this Lease. Upon surrender, all leasehold improvements and remaining fixtures and improvements made by Tenant shall become the property of Landlord, other than trade fixtures, which remain the property of Tenant. Payment by Tenant of any monies due after the termination of this Lease shall not reinstate or continue the Term and shall not make ineffective any notice given Tenant prior to the payment and receipt of such monies.

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                                    ARTICLE X

                        DAMAGE BY FIRE OR OTHER CASUALTY

     10.1 DAMAGE TO PREMISES. If all or part of the Premises are rendered untenable by damage from a fire or other casualty, then Tenant may elect to terminate this Lease as of the date of such casualty by written notice to Landlord within thirty (30) days following the casualty. During any period in which the leased Premises are wholly or substantially rendered untenable by reason of fire or other casualty, the lease payments will be abated.

     10.2 ABATEMENT OF RENT. If Tenant does not elect to terminate this Lease, then during such time as repairs are being made, the rent shall be proportionately abated for that portion of the Premises that are unusable by Tenant. Such abatement shall commence on the first day of the casualty and extend until five (5) days following the completion of repairs.

                                   ARTICLE XI

                              TRANSFERS BY LANDLORD

     11.1 SALES, CONVEYANCE AND ASSIGNMENT. Nothing in this Lease shall restrict the right of Landlord to assign this Lease or sell, transfer or convey its interest in the Building and the Premises are a part, or any part thereof.

                                   ARTICLE XII

                           NOTICES AND ACKNOWLEDGMENTS

     12.1 NOTICES. Any notice from one (1) party to the other hereunder shall be in writing and shall be deemed to have been duly served if delivered below, or to such other address as may be designated by either Landlord or Tenant by notice given in accordance with this Section 12.1:

     To Landlord:                        TEAS II, LLC
                                         36 Remington West
                                         Highland Village, Texas 75067
                                         Attention: Steven L. Ortiz


     To Tenant:                          Longview Roadhouse, LLC
                                         320 East Loop 281
                                         Longview, Texas 75605
                                         Attention: Manager

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A request, notice, approval, consent or communication given in accordance with this Section 12.1 shall be deemed received (i) upon delivering it in person,
(ii) three days after depositing it in an office of the United States Postal Service, or (iii) one day after giving it to a nationally recognized overnight carrier.

                                  ARTICLE XIII

                                     DEFAULT

     13.1 CONDITIONS OF DEFAULT BY TENANT. The occurrence of one or more of the following events (hereinafter referred to as "default") shall be deemed a default under this Lease by Tenant:

            (a) Tenant does not timely pay the Rent or any other amounts payable hereunder; and such failure to pay continues for seven (7) calendar days following receipt of written notice from Landlord; or

            (b) Tenant neglects or fails to perform any of the other covenants and provisions contained in this Lease and Tenant fails to remedy the same or to begin to remedy the same within fifteen (15) calendar days following receipt of written notice from Landlord, unless a longer correction period is granted by Landlord in the written notice, provided that Tenant proceeds with due diligence to complete such cure and informs Landlord of actions taken to initiate such cure within the specified time period; or

            (c) Tenant (1) is adjudicated bankrupt or insolvent, (2) files a petition for bankruptcy or for reorganization under the Bankruptcy Act as now or in the future may be amended, or (3) assigns its properties for the benefit of creditors, except as is normally required in debt financing instruments; or

In the event of a default by Tenant under this Section 13.1, Tenant shall remain directly and primarily liable for all payments to be made pursuant to Articles III, IV, V and VI of this Agreement for the remaining term of the Lease.

     13.2 LANDLORD RIGHTS. If one (1) or more of such events in Article 13.1 occur, Landlord shall have the right, at its option and without limiting itself in the exercise of any other right or remedy it may have on account of such breach or default, and without any further demand or notice, reenter the Premises with process of law, take possession of the Premises, improvements, additions, alterations, equipment and fixtures thereon, and eject all parties in possession as may be necessary. In such event, Landlord may, without terminating this Lease, at any time, relet the demised Premises or any part thereof for the account of Tenant, and receive and collect the rent therefor. In any case, and whether or not the demised Premises or any part thereof is relet, Tenant shall pay to Landlord all sums required to be paid by Tenant up to the time of reentry by Landlord, and pay to Landlord until the end of the term of this Lease the equivalent of the amount of all rent, less the proceeds of such reletting, if any.

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     13.3   CONDITIONS OF DEFAULT BY LANDLORD. Landlord shall be considered to be in default under this Lease should Landlord neglect or fail to perform any of its covenants and provisions herein contained and Landlord fails to remedy the same or to begin to remedy the same within fifteen (15) calendar days following receipt of written notice by Tenant unless a longer correction period is granted by Tenant in the written notice, provided that Landlord proceeds with due diligence to complete such cure and informs Tenant of actions taken to initiate such cure within the specified time period.

     13.4 TENANT'S RIGHTS. If an event as described in Article 13.3 occurs, Tenant shall have the right, at its option and without limiting itself in the exercise of any other right or remedy it may have on account of such breach or default, and without any further demand or notice, to terminate this Lease, without any further obligation to Landlord.

                                   ARTICLE XIV

                                 EMINENT DOMAIN

     14.1 If the whole or substantially all of the Premises, or all or substantially all of the means of access thereto, is acquired by eminent domain or by purchase in lieu thereof, so that the Premises cannot be operated for its intended use, this Lease shall terminate as of the date of the taking. In the event only a portion of the Premises are so taken or condemned, so as not to materially and adversely effect Tenant's use of the Premises, this Lease shall continue in full force; PROVIDED, HOWEVER, that the Rent payable under the unexpired Term of this Lease shall be adjusted to such extent as may be fair and reasonable under the circumstances. Landlord shall, in such event, promptly restore the Premises as nearly as feasible to the condition of the Premises immediately prior to the taking, subject to reasonable delays, but Landlord shall not be required to restore or rebuild the Premises during the last two (2) years of the Term of this Lease; PROVIDED, FURTHER, that if Landlord elects not to restore or rebuild the Premises, Tenant shall have the option to terminate this Lease upon written notice delivered to Landlord. In the event of a total or partial taking of the Premises, Landlord and Tenant shall have such rights to the condemnation awards as are provided for under the laws governing such taking, and shall be entitled to such portion of the proceeds, if any, as are provided for by such laws.

                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1 APPLICABLE LAW AND CONSTRUCTION OF LEASE. This Lease shall be governed by and under the laws of the State of Texas, and its provisions shall be constructed or modified in part or in whole in accordance with the applicable law's common meaning and not strictly interpreted for or against either Landlord or Tenant. Any change in applicable law shall require only provisions of the Lease so affected to be modified and shall not invalidate or nullify any of the other provisions contained herein. The captions and arrangements of the paragraphs are for convenience only and have no effect on the interpretation of the Lease.

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     15.2   SUCCESSORS BOUND. Except as otherwise provided, the covenants, terms and conditions in this Lease shall apply to and bind the permitted successors and assigns of the parties hereto.

     15.3 AMENDMENT OR MODIFICATION. Unless otherwise specifically provided in this Lease, no amendment, modification, addition by supplement or exhibit shall be valid unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease. This Lease, in its entirety, may be changed, amended or otherwise modified by mutual consent of the parties hereto.

     15.4 NO IMPLIED SURRENDER OR WAIVER. No provisions of this Lease shall, even if not enforced or exercised from time to time, be deemed to have been waived by Landlord or Tenant unless a waiver is in writing signed by Landlord or Tenant.

     15.5 ENTIRE AGREEMENT. This Lease, as may be amended from time to time as described herein, contains the entire agreement between the parties with respect to the subject matter of this Lease. This Lease is effective and binding upon the parties and supersedes any other lease that may exist between them.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Lease Agreement, effective as of the date first written above, and by the signatures signed below.


LANDLORD:                                TENANT:

TEAS II, LLC                             LONGVIEW ROADHOUSE, LLC


By:/s/ Steven L. Ortiz                   By:   /s/ Steven L. Ortiz
   --------------------------                  ----------------------------
   Steven L. Ortiz, its Manager                Steven L. Ortiz, its Manager

                                    EXHIBIT A

All that certain lot, tract or parcel of land being 1.677 acre of land located in the P.P. Rains Survey, A-258, City of Longview, Gregg County, Texas. Said
1.677 acre of land being a part of a 5.165 acre tract conveyed to T. John Ward, Kenneth Ross and Earl Sharp by deed recorded in Volume 1325, Page 266, Deed Records of said county, said 1.677 acre tract being a part of a 5.165 acre tract conveyed to John Earl Sharp and James William Sharp, described by deed recorded in Volume 1522, Page 230 of said Deed Records, and also being a part of a 5.165 acre tract conveyed to Jerry Meyer by deed recorded in Volume 1964, Page 155, Public Official Records of said county, said 1.677 acre tract being more particularly described as follows:

BEGINNING at a 3/8" iron rod found on the north boundary line of said 5.165 acre tract and the south right of way line of State Highway Loop 281, said rod being the northwest corner of a 0.550 acre tract, conveyed to Edward Hobbs by deed recorded in Volume 1634, Page 377, of said Public Official Records, said rod being N 80 deg. 04'00E, 253.46 feet along the west boundary line of said 0.550 acre tract to a 3/8" iron rod found for the southwest corner of same, said rod being on the south boundary line of said 5.165 acre tract and the north boundary line of a tract of land conveyed to Joe D. Pierece described by deed recorded in Volume 1508, Page 463 of said Deed Records;

THENCE S 84 deg. 35'20"W, 189.65 feet along the south boundary line of said acre tract and successively with the north boundary lines of said Pierce tract, a
0.41 acre tract conveyed to Darhal Manning described by deed recorded in Volume 1556, Page 89, said Deed records, and the north boundary line of a 0.38 acre tract conveyed to J.B. Hunter described by deed recorded in Volume 812, Page 369 of said Deed Records to a 1/2" iron rod found, said rod being the northeast corner of a 3.78 acre tract conveyed to Bessie L. Brown described by deed recorded in Volume 1332, Page 63 of said Deed Records;

THENCE S 89 deg. 06'55W, 73.50 feet along the south boundary line of said 5.165 acre tract and the north boundary line of said 3.78 acre tract to a 1/2" iron rod set, said rod being N 89 deg. 06'55"E, 314.02 feet from a 3/8" iron found for the southeast corner of the Austin Bank 1.28 acre tract according to the deed of records in Volume 2718, Page 453, Public Official Records of said County;

THENCE N 01 deg. 36'56"W, 296.92 feet across said 5.165 acre tract to a 1/2" iron rod set on the south right of way line of said highway and being on the north boundary line of said 5.165 acre tract, said rod being S 85 deg. 37'01"E,
315.72 feet from a 1/2" iron rod found for the northeast corner of said Austin State Bank tract;

THENCE S 85 deg. 37'01"E, 214.07 feet along the north boundary line of said
5.165 acre tract and the south right of way line of said highway to a broken highway monument found, said monument being 135 feet right of Engineer's Centerline Station 241+00;

THENCE S 80 deg. 24'20"E, 48.77 feet along the north boundary line of said 5.165 acre tract and the south right of way line of said highway to the POINT OF BEGINNING and containing 1.677 acre of land, more or less.

                                    EXHIBIT B

                                   LEASE RIDER

     This Lease Rider is made and entered into this _____ day of November, 1999 by and between Texas Roadhouse Development Corporation, a Kentucky corporation ("Franchisor"). Longview Roadhouse, LLC ("Franchisee") and ______ ("Landlord").

     WHEREAS, Franchisor and Franchisee are parties to that certain Franchise Agreement dated November ___, 1999 ("Franchise Agreement");

     WHEREAS, Franchisee and Landlord desire to enter into a lease (the "Lease") pursuant to which Franchisee will occupy the premises located at 320 East Loop 281, Longview, Texas 75605 (the "Premises") for a full-service Texas Roadhouse restaurant (the "Restaurant") licensed under the Franchise Agreement; and

     WHEREAS, as a condition to entering into the Lease, the Franchisee is required under the Franchise Agreement to execute this Lease Rider along with the Landlord and Franchisor;

     NOW, THEREFORE, in consideration of the mutual undertakings and commitments set forth herein and in the Franchise Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          (1) During the term of the Franchise Agreement, the Premises shall be used only for the operation of the Restaurant.

          (2) Landlord consents to Franchisee's use of such marks and signs, decor items, color schemes and related components of the Texas Roadhouse restaurant system as Franchisor may prescribe for the Restaurant.

          (3) Landlord agrees to furnish Franchisor with copies of any and all letters and notices sent to Franchisee pertaining to the Lease and the Premises, at the same time that such letters and notices are sent to Franchisee.

          (4) Franchisor shall have the right to enter the Premises to make any modification or alteration necessary to protect the Texas Roadhouse restaurant system and marks. Franchisor shall also have the right, but not the obligation to cure any default under the Franchise Agreement or any development agreement entered into between Franchisor and Franchisee or under the Lease, without being guilty of trespass or any other crime or tort.

          (5) Franchisee shall be permitted to assign the Lease to Franchisor or its affiliates upon the expiration or earlier termination of the Franchise Agreement or upon Franchisor's purchase of Franchisee's assets under Section
XIV. of the Franchise Agreement, and the Landlord hereby consents to (and agrees to provide written consent to) such assignment and agrees not to impose or assess any assignment fee or similar charge or accelerate or increase rent under the Lease in connection with such assignment.

          (6) In the event of such assignment, Franchisor or any affiliate designated by Franchisor will agree to assume from the date of assignment all obligations of Franchisee remaining under the Lease, and in such event Franchisor or any affiliate shall assume Franchisee's occupancy rights, and the right to sublease the Premises, for the remainder of the term of the Lease.

          (7) Franchisee shall not assign the Lease or renew or extend the term thereof without the prior written consent of Franchisor.

          (8) Landlord and Franchisee shall not amend or otherwise modify the Lease in any manner that could materially affect any of the foregoing requirements without the prior written consent of Franchisor.

          (9) The terms of this Lease Rider will supersede my conflicting terms of the Lease.

     IN WITNESS WHEREOF, the parties have executed this Lease Rider as of the date first above written.

                                 FRANCHISOR:

                                 Texas Roadhouse Development Corporation, a Kentucky corporation


                                 By:   /s/ William Brea
                                       -----------------------------------
                                       William Brea Jr, Chief Financial Officer


                                 FRANCHISEE:

                                 Longview Roadhouse, LLC

                                 By: TEAS, Inc.


                                       By:   /s/ Steve L. Ortiz
                                             ---------------------------
/s/ Monica Schmidt                           Steve Ortiz
------------------                           President
Witness


                                 LANDLORD:


                                   TEAS II INC.


                                 By:   /s/ Steven L. Ortiz
                                       ---------------------------------
                                       Name:   Steven L. Ortiz
                                               -------------------------
                                       Title:  President
                                               -------------------------